Exhibit 99.2

www.thorindustries.com FOURTH QUARTER OF FISCAL 2023 FINANCIAL RESULTS

FORWARD - LOOKING STATEMENTS This presentation includes certain statements that are “forward - looking” statements within the meaning of the U . S . Private Securities Litigation Reform Act of 1995 , Section 27 A of the Securities Act of 1933 , as amended, and Section 21 E of the Securities Exchange Act of 1934 , as amended . These forward - looking statements are made based on management’s current expectations and beliefs regarding future and anticipated developments and their effects upon THOR, and inherently involve uncertainties and risks . These forward - looking statements are not a guarantee of future performance . We cannot assure you that actual results will not differ materially from our expectations . Factors which could cause materially different results include, among others : the impact of inflation on the cost of our products as well as on general consumer demand ; the effect of raw material and commodity price fluctuations, and/or raw material, commodity or chassis supply constraints ; the impact of war, military conflict, terrorism and/or cyber - attacks, including state - sponsored or ransom attacks ; the impact of sudden or significant adverse changes in the cost and/or availability of energy or fuel, including those caused by geopolitical events, on our costs of operation, on raw material prices, on our suppliers, on our independent dealers or on retail customers ; the dependence on a small group of suppliers for certain components used in production, including chassis ; interest rate fluctuations and their potential impact on the general economy and, specifically, on our profitability and on our independent dealers and consumers ; the ability to ramp production up or down quickly in response to rapid changes in demand while also managing costs and market share ; the level and magnitude of warranty and recall claims incurred ; the ability of our suppliers to financially support any defects in their products ; legislative, regulatory and tax law and/or policy developments including their potential impact on our independent dealers, retail customers or on our suppliers ; the costs of compliance with governmental regulation ; the impact of an adverse outcome or conclusion related to current or future litigation or regulatory investigations ; public perception of and the costs related to environmental, social and governance matters ; legal and compliance issues including those that may arise in conjunction with recently completed transactions ; lower consumer confidence and the level of discretionary consumer spending ; the impact of exchange rate fluctuations ; restrictive lending practices which could negatively impact our independent dealers and/or retail consumers ; management changes ; the success of new and existing products and services ; the ability to maintain strong brands and develop innovative products that meet consumer demands ; the ability to efficiently utilize existing production facilities ; changes in consumer preferences ; the risks associated with acquisitions, including : the pace and successful closing of an acquisition, the integration and financial impact thereof, the level of achievement of anticipated operating synergies from acquisitions, the potential for unknown or understated liabilities related to acquisitions, the potential loss of existing customers of acquisitions and our ability to retain key management personnel of acquired companies ; a shortage of necessary personnel for production and increasing labor costs and related employee benefits to attract and retain production personnel in times of high demand ; the loss or reduction of sales to key independent dealers, and stocking level decisions of our independent dealers ; disruption of the delivery of units to independent dealers or the disruption of delivery of raw materials, including chassis, to our facilities ; increasing costs for freight and transportation ; the ability to protect our information technology systems from data breaches, cyber - attacks and/or network disruptions ; asset impairment charges ; competition ; the impact of losses under repurchase agreements ; the impact of the strength of the U . S . dollar on international demand for products priced in U . S . dollars ; general economic, market, public health and political conditions in the various countries in which our products are produced and/or sold ; the impact of changing emissions and other related climate change regulations in the various jurisdictions in which our products are produced, used and/or sold ; changes to our investment and capital allocation strategies or other facets of our strategic plan ; and changes in market liquidity conditions, credit ratings and other factors that may impact our access to future funding and the cost of debt . These and other risks and uncertainties are discussed more fully in Item 1 A of our Annual Report on Form 10 - K for the year ended July 31 , 2023 . We disclaim any obligation or undertaking to disseminate any updates or revisions to any forward - looking statements contained in this presentation or to reflect any change in our expectations after the date hereof or any change in events, conditions or circumstances on which any statement is based, except as required by law . 2

FISCAL YEAR 2023 SUMMARY (1) Attributable to THOR Industries (2) As compared to fiscal year 2022 FISCAL 2023 HIGHLIGHTS ▪ Achieved solid full - year consolidated margin relative to broader market conditions ▪ European segment delivered strong financial performance ▪ Recalibrated channel inventory within North America; assisted independent dealers in destocking approximately 39,500 units from channel inventory during the year ŀ Strong cash flow generation allowed the Company to further strengthen its balance sheet by paying down $402.4 million on the Term Loan B and $100.0 million on the ABL amid a challenging market and high interest rate environment; net debt to TTM EBITDA ~1.0x NET SALES BY SEGMENT NET SALES $11.12B (31.8)% (2) GROSS MARGIN 14.4% (280) bps (2) DILUTED EPS (1) $6.95 (66.2)% (2) NET CASH FROM OPERATIONS $981.6M Towable 3 Motorized Net Sales Growth (2) Segment Net Sales (51.5)% North American $4.20B (16.7)% North American $3.31B +5.2% European $3.04B

FOURTH QUARTER FISCAL 2023 HIGHLIGHTS Net sales of $2.74 billion in 4Q23, down from a fiscal fourth quarter record of $3.82 billion in the prior - year period ▪ Prudently managed North American wholesale production levels as our operating companies fully transitioned to model year 2024 production in July ▪ Proactively assisted our North American independent dealers in destocking approximately 25,500 units from channel inventory during the quarter and reducing the number of prior model year units to more appropriate levels entering our fiscal 2024 4Q23 diluted EPS attributable to THOR Industries of $1.68 ▪ THOR achieved consolidated gross profit margin of 14.4% despite a 31% reduction in unit shipments versus the prior - year period ▪ Delivered strong performance in our European segment through favorable price - cost realization, operational efficiencies and improvements in chassis supply necessary to further restock dealer inventory levels of motorized products ▪ Leveraged variable cost model in North America to manage through the down - cycle environment and position the business to excel across the business cycle Generated $507.5 million of net cash flow from operations in 4Q23 ŀ Ended the fiscal year with total liquidity of ▪ Company paid down $300.0 million on its U.S. Term Loan B and made principal payments totaling $50.0 million to fully pay off the outstanding balance on its ABL during 4Q23 $1.4 billion , including cash and cash equivalents of $441.2 million and $940.0 million available under our ABL 4

$1,152.0 $5,741.3 $8,761.2 $5,548.6 $693.2 $2,763.7 $9,284.2 $2,571.0 $756.0 $458.8 $1,451.6 $4,014.7 $3,436.6 $1,242.9 $1,526.0 $3,559.1 $2,753.6 $3,549.7 NA Towables NA Motorized European (4) Includes Tiffin backlog subsequent to the December 2020 acquisition of the Tiffin Group 07/31/19 07/31/20 07/31/21 07/31/22 07/31/23 European $1.02 bn 37.2% NA Motorized $0.66 bn 24.0% NA Towable $0.93 bn 34.0% Other $0.13 bn 4.8% 103,400 63,900 58,300 87,500 7/31/19 7/31/20 7/31/23 NORTH AMERICAN INDEPENDENT DEALER INVENTORY OF THOR PRODUCTS 127,000 RV BACKLOG OF $5.55 BILLION (36.7)% $16,858.1 Inventory Units (3) Includes units of Tiffin products subsequent to the December 2020 acquisition of the Tiffin Group (1) As compared to the fourth quarter of fiscal year 2022 (2) Attributable to THOR Industries FOURTH QUARTER OF FISCAL YEAR 2023 Gross Margin 14.4% (310) bps (1) (2) Diluted EPS $1.68 (67.4)% (1) Net Sales $2.74 billion (28.4)% (1) (3) (3) (4) (4) (3) 7/31/21 7/31/22 Unit Shipments 47,152 (31.2)% (1) 5 (4) Net Sales

($ in Millions) Fourth Quarter Fiscal 2023 Net Sales YOY Change Gross Profit YOY Change Gross Profit Margin YOY Change $930.7 million (48.2)% $110.8 million (59.4)% 11.9% (330) bps NORTH AMERICAN TOWABLE SEGMENT 6 Key Drivers ▪ Unit shipments decreased 44 . 7 % primarily due to a softening in current consumer demand and dealer demand in advance of model year 2024 production ▪ Disciplined wholesale production recalibrated independent dealer inventory to appropriate levels entering fiscal 2024 ▪ Calendar year 2023 travel trailer and fifth wheel market share grew to 42 . 7% (+ 80 bps y/y) ▪ Gross profit margin decrease d riven by higher manufacturing overhead and warranty as a percentage of net sales, partially offset by a decrease in the material cost percentage due to the combined favorable impacts of product mix changes, net selling price increases and cost savings initiatives exceeding the impact of increased sales discounts ▪ Order backlog of $ 756 . 0 million

($ in Millions) Fourth Quarter Fiscal 2023 Net Sales YOY Change Gross Profit YOY Change Gross Profit Margin YOY Change $656.1 million (36.0)% $56.5 million (69.3)% 8.6% (940) bps NORTH AMERICAN MOTORIZED SEGMENT 7 Key Drivers ▪ Unit shipments decreased 29.4% due to softening consumer and dealer demand ▪ Disciplined wholesale production recalibrated independent dealer inventory to appropriate levels entering fiscal 2024 ▪ Calendar year 2023 market share of 49.0% ( - 40 bps y/y) ▪ Gross profit margin decrease d riven by an increase in sales discounts, higher material costs (primarily related to chassis) and an increase in manufacturing overhead costs as a percentage of net sales due to the reduction in net sales ▪ Order backlog of $1.24 billion

EUROPEAN SEGMENT Key Drivers ▪ Net sales increase driven by a 23.1% increase in the overall net price per unit due to the total combined impact of changes in foreign currency, product mix and price and a 3.2% increase in unit shipments ▪ Favorable foreign currency exchange impact of 5.7% on net sales compared to prior - year period ▪ Higher concentration of sales of motorcaravans and campervans in the current fiscal quarter on improved chassis supply ▪ Independent dealer inventory levels of motorized products generally remain below historical levels ▪ Strong order backlog of $ 3 . 55 billion ▪ Slight improvement in the gross profit margin primarily driven by a decrease in manufacturing overhead costs as a percentage of net sales due to the increase in net sales ($ in Millions) Fourth Quarter Fiscal 2023 Net Sales YOY Change Gross Profit YOY Change Gross Profit Margin YOY Change $1.02 billion 26.3% $193.3 million 26.7% 19.0% 10 bps 8

9 NET DEBT / TTM EBITDA (3) 1.0x NET DEBT / TTM ADJUSTED EBITDA (3) 0.9x STRONG FINANCIAL POSITION ($ millions) $352.6 $990.1 $507.5 $981.6 4QFY23 FY23 YTD OPERATING CASH FLOW TOTAL LONG - TERM DEBT (1) ($ millions) LIQUIDITY (2) ($ millions) SELECTED FINANCIAL RATIOS (2) TLB $758.1 Senior Unsecured Notes $500.0 ABL $0.0 Other $69.3 Total Long - Term Debt $1,327.4 Cash equivalents $441.2 Available credit under ABL $940.0 Total Liquidity $1,381.2 $208.2 4QFY22 FY22 YTD Capital Expenditures ($ millions) $71.7 $242.4 $57.7 (1) Total gross debt obligations as of July 31, 2023 inclusive of the current portion of long - term debt (2) As of July 31, 2023 (3) See the Appendix to this presentation for reconciliation of non - GAAP measures to most directly comparable GAAP financial measures

CAPITAL MANAGEMENT PRIORITIES AND FISCAL YEAR 2023 ACTIONS Invest in THOR’s business ▪ Capex spending of $208.2 million Pay THOR's dividend ▪ Increased regular quarterly dividend to $0.45 in October 2022 ▪ Represents 13 th consecutive year of dividend increases Reduce the Company's debt obligations ▪ Reduced debt with principal payments of $402.4 million on our Term Loan and paydown of $100.0 million on the ABL ▪ Achieved long - term net debt leverage ratio target of ~1.0x Repurchase shares on a strategic and opportunistic basis ▪ Repurchased $42.0 million ▪ $491.2 million available to be repurchased as of July 31, 2023 under current authorizations Support opportunistic strategic investments 10

INVESTING IN THE FUTURE: THOR INNOVATION TECHNICAL INNOVATION FOCUS AREAS Electrification Lead the RV electrification transition with a full portfolio of solutions and strategic opportunities across product categories and the larger ecosystem Product Technology for a better Experience I mprove vehicle ease of use and enable more sustainable RV experiences, with more efficient and better performance vehicle systems, extending the usage and freedom of RV’ing Connected Products & Customers Leverage hardware and software solutions to increase ease of use, enhance efficiency and improve the overall RV experience Industrial & Supply Chain Tech Arm the Operating Companies with advanced tools and equipment to improve product quality, operational efficiency, and supply chain resilience while lowering costs and improving workforce retention THOR is leveraging its size and scale to invest in its future to create true differentiation. Whether it is by how we make our products, the products that we do make, or the features that we make available to our customers and dealers, THOR is making significant investment today to create true competitive advantage in the future. 11

FULL - YEAR FISCAL 2024 GUIDANCE OUTLOOK ASSUMPTIONS ▪ Modest year - over - year consolidated net sales decline driven by anticipated reductions in overall average selling prices and lower unit shipments of motorized products, partially offset by higher planned wholesale shipment volumes within the North American Towable segment ▪ North American industry wholesale shipment range between 350 , 000 and 365 , 000 units for fiscal 2024 anticipated and matched 1 : 1 with retail demand ▪ Expected gross profit margin improvement largely driven by a return to more historical levels within the North American Towable segment ▪ Improved supply - demand dynamics with recalibrated dealer lot inventory ▪ Realization of sourcing strategies and value - enhancing model year 2024 product offering ▪ Substantial investments in automation and innovation strategies expected to increase capex investments and SG&A expense as a % of sales OTHER MODELING ASSUMPTIONS $ 10.5 – $ 11.0 B NET SALES GROSS PROFIT MARGIN DILUTED EARNINGS PER SHARE 14.5% – 15.0% $ 6.25 – $ 7.25 ▪ Amortization of intangibles expense: $130.1 million ▪ Tax rate: between 24% and 26% (1) ▪ Full - year fiscal 2024 capital expenditures: $260 million 12 (1) Before consideration of any discrete tax items

KEY TAKEAWAYS Record quarterly financial performance in our European segment driven by continued efforts of our management team, favorable price - cost realization, operational efficiencies and further improvements in chassis supply Prudent and disciplined operating approach of our North American operating companies assisted independent dealers in rebalancing the level and mix of lot inventory as the industry fully transitioned to model year 2024 production in July Strong cash generation enabled us to aggressively pay down debt in a higher interest rate environment and achieve the Company’s long - term net debt leverage ratio target of ~ 1 . 0 x Full - year fiscal 2024 outlook reflects THOR’s commitment to driving improved gross profit margin performance and long - term growth despite the continuation of a challenging macro environment 13

APPENDIX 14

The Global RV Industry Leader THOR SNAPSHOT (1) (1) As of July 31, 2023 Founded 1980 Headquarters Elkhart, Indiana Countries with Distribution 25+ Team Members 24,900 Countries with Manufacturing 6 Facilities Worldwide >400 Independent Dealership Locations 3,500 NET SALES BY SEGMENT (1) NET SALES BY COUNTRY (1) United States 66.9% Germany, 16.3% Other Europe, 11.0% Canada, 5.3% Other, 0.5% North American Towable 37.8% North American Motorized 29.8% European 27.3% Other, 5.1% EUROPEAN OTHER NORTH AMERICAN MOTORIZED NORTH AMERICAN TOWABLE 15

THOR'S PRODUCT LEADERSHIP

	NORTH AMERICAN					EUROPEAN
	Travel Trailers	Fifth Wheels	Class A	Class C	Class B	All RV Segments
CATEGORY						
MARKET SHARE (1)	42.3%	44.3%	50.6%	54.3%	38.4%	20.1%
MARKET POSITION (1)	#1	#1	#1	#1	#1	#2

(1) As of calendar YTD June 30, 2023. Data reported by Statistical Surveys, Inc is based on official state and provincial records. This information is subject to adjustment, is continuously updated and is often impacted by delays in reporting by various states or provinces. European data is sourced from industry retail registrations statistics that have been compiled from individual countries' reporting of retail sales.

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RV INDUSTRY OVERVIEW

North America

RV WHOLESALE MARKET TRENDS *(UNITS 000's)*

YTD Shipments *(Units)*			
June 2023	**June 2022**	**Unit Change**	**% Change**
164,830	323,831	(159,001)	(49.1)%


173.1 163.1 203.4 227.8 259.5 247.2 247.5 254.6 292.7 321.2 300.1 256.8 311.0 320.9 370.0 384.5 390.4 353.5 237.0 165.6 242.3 252.4 285.7 321.1 356.7 374.2 430.7 504.6 483.7 406.1 430.4 600.2 493.3 297.1 369.7
1990 1991 1992 1993 1994 1995 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 (e) 2024 (e)

TOWABLE RV WHOLESALE MARKET TRENDS *(UNITS 000's)*

YTD Shipments *(Units)*			
June 2023	**June 2022**	**Unit Change**	**% Change**
139,337	293,288	(153,951)	(52.5)%


120.8 121.1 156.5 176.5 201.3 194.3 192.2 199.5 229.1 249.7 239.1 207.6 250.6 258.9 298.3 323.0 334.5 298.1 208.6 152.4 217.1 227.6 257.6 282.8 312.8 326.9 376.0 442.0 426.1 359.4 389.6 544.0 434.9 249.3 316.8
1990 1991 1992 1993 1994 1995 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 (e) 2024 (e)

MOTORIZED RV WHOLESALE MARKET TRENDS *(UNITS 000's)*

YTD Shipments *(Units)*			
June 2023	**June 2022**	**Unit Change**	**% Change**
25,493	30,543	(5,050)	(16.5)%


52.3 41.9 46.9 51.3 58.2 52.8 55.3 55.1 63.5 71.5 61.0 49.2 60.4 62.0 71.7 61.4 55.8 55.4 28.4 13.2 25.2 24.8 28.2 38.3 44.0 47.3 54.7 62.6 57.6 46.6 40.8 56.2 58.4 47.8 52.9
1990 1991 1992 1993 1994 1995 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 (e) 2024 (e)

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Historical Data: Recreation Vehicle Industry Association (RVIA)
(e) Calendar year 2023 and 2024 represent the most recent RVIA "most likely" estimate from their August 2023 issue of Roadsigns

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17

RV INDUSTRY OVERVIEW

Europe

EUROPEAN INDUSTRY UNIT REGISTRATIONS BY COUNTRY [1]

Country	Caravans CYTD June 30, 2023	Caravans CYTD June 30, 2022	Caravans % Change	Motorcaravans CYTD June 30, 2023	Motorcaravans CYTD June 30, 2022	Motorcaravans % Change	Total CYTD June 30, 2023	Total CYTD June 30, 2022	Total % Change
Germany	12,799	14,217	(10.0)%	41,500	40,985	1.3 %	54,299	55,202	(1.6)%
France	4,247	4,557	(6.8)%	13,733	14,914	(7.9)%	17,980	19,471	(7.7)%
U.K.	6,170	6,976	(11.6)%	6,667	6,464	3.1 %	12,837	13,440	(4.5)%
Netherlands	4,006	4,877	(17.9)%	1,443	1,492	(3.3)%	5,449	6,369	(14.4)%
Switzerland	853	1,147	(25.6)%	3,704	4,369	(15.2)%	4,557	5,516	(17.4)%
Sweden	1,176	2,055	(42.8)%	1,535	2,117	(27.5)%	2,711	4,172	(35.0)%
Italy	425	429	(0.9)%	3,534	3,905	(9.5)%	3,959	4,334	(8.7)%
Belgium	632	876	(27.9)%	3,601	3,752	(4.0)%	4,233	4,628	(8.5)%
Spain	726	965	(24.8)%	2,859	3,343	(14.5)%	3,585	4,308	(16.8)%
All Others	4,294	5,499	(21.9)%	7,293	9,078	(19.7)%	11,587	14,577	(20.5)%
Total	**35,328**	**41,598**	(15.1)%	**85,869**	**90,419**	(5.0)%	**121,197**	**132,017**	(8.2)%

The Company monitors retail trends in the European RV market as reported by the European Caravan Federation, whose industry data is reported to the public quarterly

Industry wholesale shipment data for the European RV market is not available

FULL-YEAR COMPARISON OF NEW VEHICLE REGISTRATIONS BY CONTINENT *(UNITS 000's)* [1] [2]


201
144
192
141
170
162
151
182
146
217
138
222
135
219
140
220
143
253
152
272
162
274
166
251
174
274
182
292
198
324
203
320
210
310
208
366
189
289
154
206
150
228
156
247
147
264
137
304
140
333
152
376
168
416
190
471
202
493
211
465
236
522
261
570
218
449
1990
1991
1992
1993
1994
1995
1996
1997
1998
1999
2000
2001
2002
2003
2004
2005
2006
2007
2008
2009
2010
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020
2021
2022
Europe
North America

(1) *Source:* European Caravan Federation; Calendar Years, 2023 and 2022; European retail registration data available at www.CIVD.de
(2) *Source:* Statistical Surveys; North American retail registration data available at www.statisticalsurveys.com

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19 Intention to RV is high within the next 12 months Consumer satisfaction among RV owners is very strong RV Owner future purchase intent is high Interest in the RV lifestyle continues to exceed pre - pandemic levels 38 % CONSUMER TRENDS SUPPORT LONG - TERM RV INDUSTRY GROWTH Supported by Real Data from RVers 99% 72 Million (1) SimilarWeb; U.S. data, only; (2) 2022 THOR North American Travel Trailer Study; (3) 2022 THOR North American Fifth Wheel Study; (4) 2023 THOR North American Class A RV Study; (5) 2022 THOR North American Class C RV Study; (6) RVIA 2023 RV Summer Travel survey 92 % of Travel Trailer Owners plan to purchase an RV in the future; intention is also high across RV types: Class A RV (93%), Camper Van (57%), Class C RV (96%), Fifth Wheel (95%) (2) (3) (4) (5) increase in RV OEM website traffic when comparing 4QFY23 to 4QFY19 RV Dealership (up 67%), Campground Booking (up 53%), and RV Rental (up 70%) websites also experienced increases (1) of Class C Owners report satisfaction with their units, while Class A RV (96%), Camper Van (97%), Travel Trailer (94%) and Fifth Wheel (96%) Owners also report strong satisfaction (2) (3) (4) (5) Americans are estimated to be planning to take an RV trip in the next 12 months (6)

QUARTERLY EBITDA RECONCILIATION

($ in thousands)

	4QFY22	TTM Fiscal Quarters 1QFY23	2QFY23	3QFY23	4QFY23	TTM
Net Income	**$ 281,787**	**$ 137,423**	**$ 25,806**	**$ 119,729**	**$ 91,282**	**$ 374,240**
Add Back:						
Interest Expense, Net	22,576	22,807	25,633	26,362	22,645	97,447
Income Taxes	56,575	41,848	6,912	35,722	40,631	125,113
Depreciation and Amortization	71,959	66,993	67,682	68,151	74,102	276,928
EBITDA	**$432,897**	**$269,071**	**$126,033**	**$249,964**	**$228,660**	**$873,728**
Add Back:						
Stock-Based Compensation Expense	8,685	8,392	8,543	9,672	12,905	39,512
Change in LIFO Reserve	28,712	5,500	7,800	6,500	5,352	25,152
Net (Income) Expense Related to Certain Contingent Liabilities	5,850	(1,900)	(1,200)	(1,006)	(1,733)	(5,839)
Non-Cash Foreign Currency Loss (Gain)	6,173	(202)	(5,760)	(295)	714	(5,543)
Market Value Loss (Gain) on Equity Investments	—	3,044	1,693	2,682	3,476	10,895
Equity Method Investment Loss (Gain)	—	—	—	4,688	5,748	10,436
Other Loss (Gain), Including Sales of Property, Plant and Equipment	(9,392)	—	(4,997)	—	(5,042)	(10,039)
Adjusted EBITDA	**$472,925**	**$283,905**	**$132,112**	**$272,205**	**$250,080**	**$938,302**
Net Sales	$3,821,766	$3,108,084	$2,346,635	$2,928,820	$2,738,066	$11,121,605
Adjusted EBITDA Margin (%)	**12.4 %**	**9.1 %**	**5.6 %**	**9.3 %**	**9.1 %**	**8.4 %**

Total Long-Term Debt as of July 31, 2023 [(1)]	**$ 1,327,405**
Less Cash and Cash Equivalents	**441,232**
Net Debt	**$ 886,173**
Net Debt / TTM EBITDA	**1.0 x**
Net Debt / TTM Adjusted EBITDA	**0.9 x**

[(1)] *Total debt obligations as of July 31, 2023 inclusive of the current portion of long-term debt*

Adjusted EBITDA is a non-GAAP performance measure included to illustrate and improve comparability of the Company's results from period to period. Adjusted EBITDA is defined as net income before net interest expense, income tax expense and depreciation and amortization adjusted for certain items and other one-time items. The Company considers this non-GAAP measure in evaluating and managing the Company's operations and believes that discussion of results adjusted for these items is meaningful to investors because it provides a useful analysis of ongoing underlying operating trends. The adjusted measures are not in accordance with, nor are they a substitute for, GAAP measures, and they may not be comparable to similarly titled measures used by other companies.

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www.thorindustries.com INVESTOR RELATIONS CONTACT Michael Cieslak, CFA mcieslak@thorindustries.com (574) 294 - 7724